EXHIBIT (m)(6)

American Century International Bond Funds

AMENDMENT NO. 2 TO AMENDED AND RESTATED

MASTER DISTRIBUTION AND INDIVIDUAL

SHAREHOLDER SERVICES PLAN

C Class

THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED MASTER DISTRIBUTION AND INDIVIDUAL SHAREHOLDER SERVICES PLAN (“Amendment”) is effective as of the 24th day of July, 2014, by AMERICAN CENTURY INTERNATIONAL BOND FUNDS (the “Issuer”).

WHEREAS, the Issuer is party to a certain Amended and Restated Master Distribution and Individual Shareholder Services Plan dated January 1, 2008, and amended January 31, 2012 (the “Plan”); and

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the addition of a new series of shares named Emerging Markets Debt Fund.

NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

1.     Amendment of Schedule A. Schedule A to the Plan is hereby amended by deleting it in its entirety and inserting in lieu therefor the Schedule A attached hereto.

2.     Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Plan, it is the intention of the parties that the terms of this Amendment shall control and the Plan shall be interpreted on that basis. To the extent the provisions of the Plan have not been amended by this Amendment, the parties hereby confirm and ratify the Plan.

3.     Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Plan shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this Amendment to be effective as of the day and year first above written.

AMERICAN CENTURY INTERNATIONAL BOND FUNDS

By:	/s/ Charles A. Etherington
Charles A. Etherington
Senior Vice President

American Century International Bond Funds

SCHEDULE A

Funds Offering C Class Shares

Funds	Date Plan Effective

AMERICAN CENTURY INTERNATIONAL BOND FUNDS
► International Bond Fund	September 27, 2007
► Global Bond Fund	January 31, 2012
► Emerging Markets Debt Fund	July 24, 2014

A-1